                                                                   Exhibit 10.31


                      THE PEARSON LONG-TERM INCENTIVE PLAN

PREAMBLE

The Long-Term Incentive Plan has two elements:

- the Stock Option element. This involves the grant of options to acquire Shares, normally having regard to corporate performance over the three years prior to grant, but without normally needing to satisfy a corporate performance target after grant; and

- the Restricted Stock element. This involves the grant of rights to acquire Shares. The vesting of such grants may, but need not, be subject to a corporate performance target.

DEFINITIONS

1.1 In this Plan, unless the context otherwise requires, the following words and expressions shall have the following meanings, namely:

ADOPTION DATE means the date of the adoption of the Plan by the Company in general meeting;

ADSS means American Depositary Shares representing Shares;

AWARD means a right to acquire Shares under the rules of this Plan, comprising either Stock Option and/or Restricted Stock elements;

THE COMMITTEE means the personnel committee of the board of directors of the Company, or other duly authorised committee thereof;

THE COMPANY means Pearson plc;

CONTROL has the meaning given to that word by section 840 of the Income and Corporation Taxes Act 1988;

DATE OF GRANT means the date on which an Award is granted;

DEALING DAY means any day on which the London Stock Exchange is open for business;

EXECUTIVE means any employee or executive director of any member of the Group;

GRANT PERIOD means any day (other than a day on which dealings in Shares are prohibited under the Model Code for Dealing in Securities) on which the Committee considers it appropriate to grant Awards;

THE GROUP means the Company and the Subsidiaries and MEMBER OF THE GROUP shall be construed accordingly;

ITEPA means the Income Tax (Earnings and Pensions) Act 2003;

OPTION EXERCISE PRICE means the price per Share (expressed in sterling or US dollars) payable on the exercise of a Stock Option as determined by the Committee (subject to adjustment under rule 10) being not less than the Share Price on the Date of Grant (PROVIDED THAT, in the case of any Stock Option under which Shares are to be issued, the Option Exercise Price shall also not be less than the nominal value of a Share);

OPTION PERIOD means, in relation to an Option or Option Tranche, the period commencing on the Option Vesting Date and expiring on the tenth anniversary of the Date of Grant;

OPTION TRANCHE means each tranche of Shares comprised in a Stock Option, becoming exercisable in the manner described in rule 5.3 and 5.4;

OPTION VESTING DATE means the date on which a Stock Option, or each tranche thereof where granted as Option Tranches, normally become exercisable;

PARTICIPANT means any individual who holds a subsisting Award (including, where the context permits, the legal personal representatives of a deceased Participant);

THE PLAN means this Plan as amended from time to time;

RESTRICTED STOCK means a right granted under the Plan to call for Shares without payment;

RESTRICTED STOCK VESTING DATE means:

(a) where the Restricted Stock is subject to a performance condition (unless the Committee specifies otherwise at its Date of Grant), the third anniversary of the Date of Grant of the Restricted Stock (or, if later, the date of publication of the final set of accounts of the Company which are relevant to the determination of the applicable performance condition); and

(b) where the Restricted Stock is not subject to a performance condition, the date on which the Restricted Stock is expressed to vest (as specified by the Committee).

SPECIFIED AGE means age 55 for the purposes of paragraph 35A of Schedule 4 to ITEPA;

STOCK OPTION means a right granted under the Plan to subscribe for or purchase Shares at the Option Exercise Price;

SHARE OPTION PLAN means any employee share option plan established by the Company;

SHARE PRICE means:

(a) in relation to a Share on any Dealing Day, the middle market quotation for a Share as derived from the Daily Official List of The London Stock Exchange; and

(b) in relation to an ADS on any Dealing Day, the closing price for an ADS on the New York Stock Exchange.

SHARES means fully paid and irredeemable ordinary shares of 25p each in the capital of the Company or shares representing those shares following any reorganisation of the share capital of the Company (and, where the context requires, shall include the equivalent thereof in ADSs);

SUBSIDIARY means any subsidiary of the Company within the meaning of section 736 of the Companies Act 1985 over which the Company has Control; and

TRUSTEE means the trustee from time to time of the Pearson plc Employee Share Ownership Trust or such other trust as the Company shall specify from time to time.

1.2 Where the context permits the singular shall include the plural and vice versa. Headings shall be ignored in construing the Plan.

1.3 References to any act shall include any statutory modification, amendment or re-enactment thereof.

GRANT OF AWARDS

2.1 The Committee may, during a Grant Period, grant Awards to Executives selected by the Committee in its absolute discretion. For the avoidance of doubt, no Executive shall have the right or expectation to participate in the Plan in any year.

2.2 Each Award shall comprise such proportions of Stock Options and Restricted Stock as the Committee thinks fit in its absolute discretion.

2.3 The grant of an Award and/or the delivery of Shares upon exercise thereof shall be conditional on the Executive agreeing to comply with any arrangements specified by the Company for the payment of taxation and social security contributions (including without limitation the right to sell on his or her behalf sufficient Shares to satisfy any taxation or social security contributions liability on his or her part for which any member of the Group may be liable) in respect of an Award.

2.4 As soon as practicable after the Date of Grant the Committee shall procure the issue to such Executive of certificates in respect of an Award. Such certificates shall be issued under the seal of the Company or otherwise to take effect as a deed, or may refer to another document evidencing the legal enforceability of the Award.

2.5 Any Executive to whom an Award is granted may, by notice in writing to the Company given within 30 days after the Date of Grant, renounce in whole or in part his or her rights under the Award. In such a case, the Award shall, to the extent renounced, be treated as never having been granted and (if already issued) the relevant certificate(s) shall be returned to the Company for cancellation or amendment. No consideration shall be payable by the Company for any such renunciation.

2.6 No Award shall be granted under the Plan later than the fifth anniversary of the Adoption Date.

2.7 Every Award granted hereunder shall be personal to the Participant and, except to the extent necessary to enable a personal representative to exercise the Award following the death of a Participant, neither the Award nor the benefit thereof may be transferred, assigned, charged or otherwise alienated. Any transfer of an Award otherwise than as permitted under this rule 2.7 shall cause the Award to lapse.

PLAN LIMITS

3.1 Restricted Stock may only be satisfied using existing issued Shares, and the Company shall provide (and shall procure, where appropriate, that any member of the Group which employs Participants shall provide) sufficient monies to enable the Trustee to acquire sufficient Shares to satisfy all Restricted Stock. Such monies shall be provided to the Trustee no later than the date on which the Restricted Stock vests.

3.2 Stock Options may be satisfied using existing issued Shares (in which case the provisions of rule 3.1 shall apply mutatis mutandis) or with new Shares issued to the Participant at the time of exercise or to the Trustee (in which case rule 3.3 shall apply).

3.3 No Stock Option to subscribe for Shares (whether by the Participant or the Trustee) shall be granted to the extent that the result of that grant would be that the aggregate number of Shares that could be issued on the exercise of that Stock Option and any other Stock Options granted at the same time:

(a)   when added to the number of Shares that:

      (i) could be issued on the exercise of any other subsisting share options granted during the preceding ten years under any Share Option Plan (including Stock Options under the Plan);

      (ii) have been issued on the exercise of any share options granted during the preceding ten years under any Share Option Plan (including Stock Options under the Plan); and

      (iii) have been issued during the preceding ten years under any profit sharing or other employee share incentive scheme (not being a Share Option Plan),

      would exceed 10 per cent of the ordinary share capital of the Company for the time being in issue PROVIDED THAT no date earlier than 1 January 1997 shall be taken into account in applying the ten year period referred to in
      (i), (ii) and (iii) above; or

(b) when added to the number of Shares that could be issued on the exercise of Stock Options granted during the same calendar year, would exceed 1.5 per cent of the ordinary share capital of the Company for the time being in issue.

3.4 Reference in this rule 3 to the ISSUE of Shares shall, for the avoidance of doubt, mean the issue and allotment (but not transfer) of Shares.

INDIVIDUAL LIMITS

4.1 Prior to granting Awards, the Committee shall, taking such independent expert advice as it thinks fit, determine the implied value of the Awards (expressed on a per Share basis) at the Date of Grant. Stock Options shall be valued by reference to the Black Scholes method of valuation, taking account of the Option Exercise Prices, certain variables specified in the Black Scholes model relating to Shares (including the dividend growth rate and Share price volatility), and the period during which Stock Options may be exercised. Restricted Stock shall be valued on such basis as the Committee thinks fit, having regard to the probability of any applicable performance target being met.

4.2 The number of Shares comprised in Awards granted to any Executive shall be based on the valuation mechanism described in rule 4.1. The Committee shall, in respect of each Executive, set an expected value for his or her Awards on that occasion, and the aggregate value of the elements of the Awards shall not exceed that expected value. The maximum expected value of Awards for executive directors will have regard to market practice, and will generally equate to the value of long-term incentive opportunity required to bring expected total compensation to the upper quartile of market practice for a selected group of comparable companies in the US and UK.

SPECIFIC PROVISIONS RELATING TO STOCK OPTIONS

5.1 The Committee will not grant Stock Options unless it considers that a grant is supported by the underlying performance of the Company's business. For these purposes the Committee intends to measure corporate performance by reference to the Company's real earnings per share (EPS) growth over the three financial years prior to the grant, determined in accordance with Schedule One. No Stock Options will be granted unless the Company's average real EPS growth over this period exceeds 3% per annum. Grants will be calibrated on a sliding scale to corporate performance once this level of EPS growth is achieved, and will be made at the maximum level only if real EPS growth exceeds 3% per annum by a substantial margin.

5.2 All Stock Options will be subject to a demanding performance condition which the Committee will normally apply before grant (to determine the number of Shares granted under the Stock Option), but may apply after grant (to determine the number of Shares over which the Stock Option is exercisable).

5.3 Where the Committee determines to grant Stock Options in Option Tranches, such Stock Options will, unless otherwise permitted in these rules, only become exercisable on the following dates:

(a) as to the First Option Tranche, on the first anniversary of the Date of Grant;

(b) as to the Second Option Tranche, on the second anniversary of the Date of Grant;

(c) as to the Third Option Tranche, on the third anniversary of the Date of Grant; and

(d) as to the Final Option Tranche, on the fourth anniversary of the Date of Grant PROVIDED THAT the Final Option Tranche shall lapse in the event that the First, Second or Third Option Tranches have been exercised under this rule prior to the fourth anniversary of the Date of Grant.

5.4 Notwithstanding rule 5.3, the Committee may, if it thinks fit, grant Stock Options in Option Tranches that become exercisable on different anniversaries to those stated in rule 5.3. In that event:

(a) the earliest date on which an Option Tranche shall become exercisable shall be the first anniversary of the Date of Grant;

(b) the Stock Option shall not become exercisable in full before the third anniversary of the Date of Grant; and

(c) such part of the Stock Option as the Committee shall specify shall lapse if any Option Tranche is exercised before the third anniversary of the Date of Grant (or such later anniversary as the Committee shall specify). Such part of the Stock Option which lapses shall be treated as the FINAL OPTION TRANCHE for the purposes of these rules.

5.5 Where the Committee grants a Stock Option, but not in Option Tranches under rule 5.3 or 5.4, the Stock Option will not become exercisable until the third anniversary of the Date of Grant, unless otherwise permitted in these rules.

5.6 A Participant may exercise a Stock Option in whole or in part by giving notice in writing to the Company in the form prescribed by the Company specifying the Stock Option being exercised on that occasion, the number of Shares in respect of which the Option (or Option Tranche thereof) is being exercised and enclosing or arranging to provide cash payment in full of the aggregate Option Exercise Price in respect of those Shares. If the Stock Option is exercised in respect of some only of the Shares comprised in a Stock Option, the Company shall procure the issue of a certificate to the Participant in respect of the balance or call in the original certificate for endorsement.

5.7 Notwithstanding any other provision in these rules, a Stock Option shall lapse automatically on the earliest of:

(a)   the expiry of the Option Period;

(b) the Participant ceasing to be an employee of a member of the Group (save as provided in rule 7);

(c)   any of the dates specified in rule 9; and

(d) the Participant being declared bankrupt or entering into any general composition with or for the benefit of his or her creditors.

SPECIFIC PROVISIONS RELATING TO RESTRICTED STOCK

6.1 Restricted Stock consists of a right to call for a number of Shares at any time within the time periods referred to in these rules. All Restricted Stock in respect of which Participant has not made a written request to call will lapse at the end of such period or at any earlier date specified in the rules.

6.2   Where a Restricted Stock Award is subject to a performance condition:

(a) the number of Shares that vest (the VESTING SHARES) shall be determined by the extent to which an objective performance measure is satisfied by the Restricted Stock Vesting Date. The performance measure initially attaching to such Restricted Stock shall consist of the Free Cash Flow Performance Target set out in Schedule Two to this Plan. If the Committee wishes to do so, it may at the time of granting Restricted Stock, at its absolute discretion, add a further performance measure (in relation to a particular business or participant) or impose a performance measure other than that set out in Schedule Two;

(b) 75% of the Vesting Shares (the MAIN TRANCHE) may be called for at any time within the period of 6 months following the Restricted Stock Vesting Date;

(c) 25% of the Vesting Shares (the DEFERRED TRANCHE) may be called for at any time within the period of 6 months following the second anniversary of the Restricted Stock Vesting Date PROVIDED THAT the Participant has not disposed of any Shares comprised in the Main Tranche (other than Shares sold to satisfy tax liabilities associated with the vesting or calling for the Shares comprised in the Main Tranche) and in the event that the Participant has so disposed of Shares the Deferred Tranche shall lapse in full.

6.3 The Committee may grant Restricted Stock which is not subject to a performance condition, in order to achieve retention or recruitment objectives. The Restricted Stock Vesting Date, and such other conditions as the Committee thinks fit, shall be specified by the Committee at the Date of Grant.

6.4 A Participant may call for Restricted Stock (in full only, to the extent then exercisable) by giving written notice to the Company, requesting the Shares to which he or she is entitled.

6.5 Alternatively, the Committee may grant Restricted Stock Awards on terms that Vested Shares are delivered automatically to a Participant as soon as practicable on or after the relevant Restricted Stock Vesting Date. Where Restricted Stock Awards are granted on such terms, references in these Rules in relation to Restricted Stock to "call for", "called for" and "calling for" shall be construed as meaning "receive delivery of", "delivered" and "delivery of" respectively

CESSATION OF EMPLOYMENT - STOCK OPTIONS AND RESTRICTED STOCK

7.1 Save as otherwise provided in these rules, an Award shall lapse automatically on the Participant ceasing to be an employee of a member of the Group.

7.2 Where a Participant ceases to be an employee of a member of the Group by reason of:

(a) injury, disability, ill-health or redundancy (as determined by the Committee);

(b) retirement at or after the date on which he or she is bound to retire under his or her contract of employment;

(c)   his or her employing company or business ceasing to be part of the Group;
      or

(d)   any other reason if the Committee so decides in its absolute discretion then the following provisions shall apply:

(i) any Stock Option (whether or not it is already exercisable at the date the Participant ceases employment) may be exercised in full at any time within the period of six months following cessation of employment, and will then lapse PROVIDED THAT the Committee may specify a later date (not being later than the expiry of the Option Period) on which the Stock Option shall lapse;

(ii) any Restricted Stock which has not already vested or lapsed shall remain in force, and a Participant may call for the Shares under the Restricted Stock (if and to the extent that the relevant performance conditions are met) at any time up to 6 months after the relevant Restricted Stock Vesting Date and the Restricted Stock will then lapse PROVIDED THAT:

      (aa) the number of Shares which vest in accordance with Schedule Two shall be reduced by the fraction A/B where A is the number of complete months from the Participant's leaving date to the relevant Restricted Stock Vesting Date, and B is the number of complete months from the Date of Grant to the relevant Restricted Stock Vesting Date. However, the Committee may in its absolute discretion determine (no later than the relevant Restricted Stock Vesting Date) that the Participant's entitlement should not be scaled down or should be scaled down in part only (the extent of scaling down being determined by the Committee in its absolute discretion); and

      (bb) the Shares comprised in the Deferred Tranche may be called for without regard to the condition in rule 6.2(c).

7.3 For the purposes of rules 7.1 and 7.2 a female Participant shall not be treated as ceasing to be an employee of a member of the Group if absent from work wholly or partly because of pregnancy until she ceases to be entitled to exercise a right to return to work.

DEATH OF PARTICIPANT - STOCK OPTIONS AND RESTRICTED STOCK

8. If a Participant dies while in service (or at any time after leaving service when he or she holds an Award at the time of his or her death) the Committee shall determine in its absolute discretion what proportion (if any) of an Award may be exercised and the time at which or within which it may be exercised by his or her legal personal representatives. For the avoidance of doubt, an Award exercisable under this rule may lapse at an earlier date by virtue of rule 9.

GENERAL OFFER FOR THE COMPANY, ETC - STOCK OPTIONS AND RESTRICTED STOCK

GENERAL OFFER

9.1 If any person (either alone or together with any person acting in concert with him or her) obtains Control of the Company as a result of a general offer to acquire the whole of the share capital of the Company (other than those Shares which are already owned by him or her and/or any person acting in concert with him or her), then the following provisions shall apply:

(i) any Stock Option (whether or not it is already exercisable at the date on which the offer becomes unconditional in all respects) may be exercised at any time within the period referred to in rule 9.2 (and will then lapse); and

(ii) any Restricted Stock which has not already vested or lapsed at the date on which the offer becomes unconditional in all respects may be exercised within the period referred to in rule 9.2 if and to the extent that the relevant performance conditions (that is, initially those set out in Schedule Two by reference to the Company's most recent published annual accounts or half-yearly accounts if the Committee thinks fit) are met over the foreshortened period ending on the date of change of Control (and will then lapse). For these purposes, the Shares comprised in the Deferred Tranche may be called for without regard to the condition in rule 6.2(c). In the event of a change of Control prior to the first anniversary of the Date of Grant of Restricted Stock, the Committee may release such number of Shares as it thinks fit.

9.2 Following a change of Control pursuant to rule 9.1 any Award which has not been exercised (including non-exercise by reason of performance conditions not being met) shall (unless validly exchanged under rule 9.6) lapse on the earlier of the following dates:

(a) two months from the date on which the offer becomes unconditional in all respects; and

(b) one month after the date on which any person becomes bound or entitled to acquire Shares under sections 428 to 430F of the Companies Act 1985.

SCHEME OF ARRANGEMENT

9.3 If a court shall direct that a meeting of the holders of Shares be convened pursuant to section 425 of the Companies Act 1985 for the purposes of considering a scheme of arrangement involving the reconstruction of the Company or its amalgamation with any other company or companies then (unless rule 8.4 applies) a Participant may take the following action conditionally on either the scheme of arrangement being approved by the shareholders' meeting or sanctioned by the court

(as determined by the Committee in its absolute discretion) (the RELEVANT CONDITION), between the date of the court's direction and twelve noon on the day immediately preceding the date for which the shareholders' meeting (the RELEVANT
DATE) is convened:

(i)   any Stock Option (whether or not it is already exercisable at the Relevant
      Date) may be conditionally exercised; and

(ii) any Restricted Stock which has not already vested or lapsed at the Relevant Date may be conditionally exercised if and to the extent that the relevant performance conditions (that is, initially those set out in the Schedule by reference to the Company's most recent published annual accounts or half-yearly accounts if the Committee thinks fit) are met over the foreshortened period ending on the Relevant Date. For these purposes, the Shares comprised in the Deferred Tranche may be called for without regard to the condition in rule 6.2(c). If the Relevant Date occurs prior to the first anniversary of the Date of Grant of Restricted Stock, the Committee may release such number of Shares as it thinks fit.

Any Award not exercised by twelve noon on the Relevant Date shall cease to be exercisable between that time and the first date on which it can be determined whether or not the relevant condition is satisfied. If the Relevant Condition is not satisfied, Awards shall continue. If the Relevant Condition is satisfied Awards shall, unless validly exchanged under rule 9.6, lapse automatically on the date on which the scheme of arrangement is sanctioned by the court.

Where new Shares would be issued on exercise of a Stock Option, the Committee shall endeavour to procure that, provided a Participant has conditionally exercised his or her Stock Option as described above prior to twelve noon on the Relevant Date, the scheme of arrangement shall be extended to such Participant as if each Share in respect of which the Stock Option was conditionally exercised had been allotted and issued to him or her by that time.

9.4 Awards shall not without the consent of the Committee be exercisable under rule 9.3 if the purpose and effect of the scheme of arrangement is to create a new holding company for the Company, such company having substantially the same shareholders and proportionate shareholdings as those of the Company immediately prior to the scheme of arrangement. In that event, the Committee shall endeavour to procure that an exchange of Awards is effected under rule 9.6.

VOLUNTARY WINDING-UP

9.5 If notice is duly given of a resolution for a voluntary winding-up of the Company then a Participant may takes the following action within the period of two months from the date of the resolution, failing which exercise the Awards shall lapse automatically:

(i) any Stock Option (whether or not it is already exercisable) may be exercised; and

(ii) any Restricted Stock which has not already vested or lapsed may be exercised if and to the extent that the relevant performance conditions (that is, initially those set out in Schedule Two by reference to the Company's most recent published annual accounts or half-yearly accounts if the Committee thinks fit) are met over the foreshortened period ending on the winding-up. For these purposes, the Shares comprised in the Deferred Tranche may be called for without regard to the condition in rule 6.2(c). In the event of a winding-up prior to the first anniversary of the Date of Grant of Restricted Stock, the Committee may release such number of Shares as it thinks fit.

EXCHANGE OF AWARDS

9.6 If any company (the ACQUIRING COMPANY) obtains Control of the Company as a result of an event referred to in rules 9.1 or 9.3, each Participant may, at any time within one month of the change of Control, with the agreement of the Acquiring Company, release any Stock Option or Restricted Stock which has not lapsed (the OLD RIGHT) in consideration of the grant to him or her of a new award, which in the opinion of the Committee and the Acquiring Company is equivalent to the Old Right but relates to shares in a different company (whether the Acquiring Company itself or another company its group).

ADJUSTMENT OF AWARDS

10.   In the event of:

(i) any variation in the share capital or reserves of the Company (including, without limitation, by way of capitalisation or rights issue or any consolidation, sub-division or reduction); or

(ii) the implementation by the Company of a demerger or the payment by the Company of a super-dividend which would otherwise materially affect the value of an Award,

then

(a) in relation to Stock Options, the Option Exercise Price and the number of Shares comprised in a Stock Option shall be adjusted in such manner as the Committee shall determine in its absolute discretion;

(b) in relation to Restricted Stock, the number of Shares subject to the Restricted Stock and any performance conditions to which the Restricted Stock is subject shall be adjusted in such manner as the Committee shall determine in its absolute discretion.

PROVIDED THAT:

(aa) in relation to both Stock Options and Restricted Stock, no adjustment shall be made pursuant to this rule unless and until the auditors for the time being of the Company (acting as experts not arbitrators) shall confirm in writing to the Committee that such adjustment is in their opinion fair and reasonable; and

(bb) in the case of Stock Options, no adjustment shall be made pursuant to this rule which would increase the aggregate amount payable on exercise of the Stock Options.

ALLOTMENT OR TRANSFER OF SHARES ON EXERCISE OF AWARDS

11.1 Subject to any necessary consents, to payment being made for the Shares and to compliance by the Participant with the terms of the Plan, not later than 30 days after receipt of any valid notice of exercise, the Company shall either allot and issue, or procure the transfer of, Shares to the Participant (or to his or her nominee). The Company shall (unless the Shares are to be issued in uncertificated form) as soon as practicable deliver to the Participant (or his or her nominee) a definitive share certificate or other evidence of title in respect of such Shares.

11.2 The Company shall not be obligated to issue or deliver Shares in connection with any Award or take any other action under the Plan in a transaction subject to the requirements of any applicable securities law, any requirement under any listing agreement between the Company and any securities exchange or automated quotation system or any other law, regulation or contractual obligation of the company until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. The Company may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares under the Plan. Certificates representing Shares will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, and a legend or legends may be placed thereon to reflect such restrictions.

RIGHTS ATTACHING TO SHARES ALLOTTED OR TRANSFERRED PURSUANT TO AWARDS

12.1 All Shares allotted or transferred upon the exercise of an Option shall rank pari passu in all respects with the Shares in issue at the date of exercise save as regards any rights attaching to such Shares by reference to a record date prior to the date of exercise.

12.2 Any Shares acquired on exercise of Awards shall be subject to the articles of association of the Company from time to time.

AVAILABILITY OF NEW SHARES

13.1 The Company shall at all times keep available for issue sufficient authorised but unissued Shares to permit the exercise of all unexercised Stock Options under which Shares may be allotted or shall otherwise procure that Shares are available for transfer in satisfaction of the exercise of Stock Options.

13.2 The Company will, at its expense, make application to The London Stock Exchange for admission to the Official List of Shares allotted on the exercise of any Stock Options, and will take equivalent steps with the New York Stock Exchange in relation to ADSs.

ADMINISTRATION AND AMENDMENT

14.1 The decision of the Committee shall be final and binding in all matters relating to the Plan and it may at any time discontinue the grant of further Awards or amend any of the provisions of the Plan in any way it thinks fit PROVIDED THAT:

(a) the Committee shall not make any amendment that would materially prejudice the interests of existing Participants except with the prior consent or sanction of Participants who, if they exercised their Awards in full, would thereby become entitled to not less than three-quarters of all the Shares which would fall to be allotted or transferred upon exercise in full of all outstanding Awards; and

(b) no amendment to the advantage of Executives or Participants may be made to:

            (i)   the definition of EXECUTIVE in rule 1.1;

            (ii) the limit on the number of Shares available for issue under the Plan;

            (iii) the basis for determining the number of Shares comprised in either Stock Options or Restricted Stock;

            (iv)  the terms of Shares to be provided under the Plan; and

            (v)   the adjustment provisions of rule 10 of the Plan

      without the prior approval of the Company in general meeting except in the case of minor amendments to benefit the administration of the Plan, to take account of a change in legislation or developments in the law affecting the Plan or to obtain or maintain favourable tax, exchange control or regulatory treatment for Executives and Participants or any member of the Group; and

(c) without prejudice to any provision of the Plan which provides for the lapse of an Award, the Committee may not cancel an Award unless the Participant agrees in writing to such cancellation.

14.2 Notwithstanding any other provision of the Plan, the Committee may establish appendices to the Plan for the purpose of granting Awards to Executives who are or may become primarily liable to tax outside the United Kingdom on their remuneration, subject to such modifications as may be necessary or desirable to take account of overseas tax, exchange control or securities laws provided that any Shares made available under such appendices shall count towards the limit set out in rule 3 hereof.

GENERAL

15.1 Any member of the Group may provide money to the trustees of any trust or any other person to enable them or him or her to acquire Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent not prohibited by section 151 of the Companies Act 1985.

15.2 The rights and obligations of a Participant under the terms and conditions of his or her office or employment shall not be affected by his or her participation in the Plan or any expectation or right which (notwithstanding rule 2.1) he or she believes he or she may have to participate in the Plan. An individual who participates in the Plan waives all and any rights to compensation or damages in consequence of the termination of his or her office or employment with any company for any reason whatsoever insofar as those rights arise, or may arise, from his or her ceasing to have rights under or be entitled to exercise any Award under the Plan as a result of such termination or from the loss or diminution in value of such rights or entitlements. If necessary, the Participant's terms of employment shall be deemed to be varied accordingly.

15.3 The existence of any Award shall not affect in any way the right or power of the Company or its shareholders to make or authorise any or all adjustments, recapitalisations, reorganisations or other changes in the Company's capital structure, or any merger or consolidation of the Company, or any issue of shares, bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

15.4 Any notice or other document required to be given under or in connection with the Plan may be delivered to a Participant or sent by post to him or her at his or her home address according to the records of his or her employing company or such other address as may appear to the Company to be appropriate. Notices sent by post shall be deemed to have been given on the day following the date of posting. Any notice or other document required to be given to the Company under or in connection with the Plan may be delivered or sent by post to it at its registered office (or such other place or places as the Committee may from time to time determine and notify to Participants).

15.5  Benefits under the Plan shall not be pensionable.

15.6 The Company, or where the Committee so directs any Subsidiary, shall pay the appropriate stamp duty on behalf of Participants in respect of any transfer of Shares on the exercise of Awards, and the stamp duty reserve tax costs of creating ADSs.

15.7 These rules shall be governed by, and construed in accordance with, the laws of England.

                                  SCHEDULE ONE

       STOCK OPTIONS - REAL GROWTH IN EPS PRE-GRANT PERFORMANCE CONDITION

This Schedule shall be used to determine real EPS growth for the purpose of rule
5.1. In particular, no Stock Option shall be granted unless the percentage growth in the Company's Annualised EPS over the Prescribed Period prior to the Grant of a Stock Option (comparing the Base Year with the final year in the Prescribed Period) is an average of at least 3 per cent. per annum greater than the percentage increase, if any, in the RPI Index, as adjusted (if appropriate) pursuant to paragraphs 3 and 4 below, over that Prescribed Period.

The following provisions apply for the purposes of this Schedule.

1. In this Schedule, unless the context otherwise requires, the following words and expressions shall have the following meanings, namely:

ACCOUNTS means the consolidated accounts of the Company for a Financial Year;

ACCOUNTS DATE means the date on which the Accounts are published;

ANNUALISED EPS means Earnings per Share (adjusted proportionately upwards or downwards in a case where the relevant Financial Year is greater than or less than one calendar year);

AUDITORS means the auditors for the time being of the Company (acting as experts not arbitrators);

BASE YEAR means, in relation to the Company, the Financial Year ending immediately before the start of the Prescribed Period;

EARNINGS PER SHARE means, for any Financial Year of the Company, the earnings per ordinary share of the Company calculated in accordance with Financial Reporting Standard No. 3 issued by the Accounting Standards Board Limited or any modification thereto provided that to ensure comparability of Financial Years of the Company within a Prescribed Period and for the Base Year the Committee may:

(a) adjust the figure for earnings per share as calculated in accordance with the relevant accounting standard to arrive at a figure which reflects the underlying business performance of the Group (and may, without limitation, adjust by excluding any or all extraordinary or exceptional items from the earnings per share calculation);

(b) adjust the figure for any tax charge to ensure that the deduction for taxation in respect of the final year of the Prescribed Period shall be at the average tax rate applicable to the Base Year; and

(c) ensure that the relevant accounting standards are applied on a consistent basis in respect of years falling within the Prescribed Period and for the Base Year;

FINANCIAL YEAR means an accounting reference period as defined in accordance with section 224 of the Companies Act 1985;

PRESCRIBED PERIOD means the period of three consecutive Financial Years ending with the latest Financial Year for which Accounts have been published; and

RPI INDEX means the Index of Retail Prices (All Items) published the UK Government.

2. Prior to the grant of Stock Options, the Committee shall calculate the percentage growth in Annualised EPS over the Prescribed Period and shall determine whether that percentage growth is an average of at least 3 per cent. per annum above the percentage increase, if any, in the RPI Index, as adjusted (if appropriate) pursuant to paragraphs 3 and 4 below, over that Prescribed Period.

3. Where a Financial Year within a Prescribed Period or the Base Year is greater than or less than one calendar year, the percentage increase in the RPI Index for that Financial Year shall be adjusted proportionately upwards or downwards as appropriate in order to secure that such percentage increase is annualised in a manner consistent with the Annualised EPS.

4. For the purposes of paragraph 2 the Committee shall make such adjustments as they may consider appropriate to take account of any intervening capital reorganisation of the Company including, without limitation, any capitalisation issue, rights issue, sub-division or consolidation of share capital, reduction of capital or demerger within the meaning of section 213 to 218 of the Income and Corporation Taxes Act 1988 and any modifications to the relevant accounting standard.

5. If the composition of the RPI Index changes or the RPI Index is replaced by another similar index, the Committee may make such adjustments to any calculations using the RPI Index (or any replacement index) as they consider to be fair and reasonable.

                                  SCHEDULE TWO

         RESTRICTED STOCK - CUMULATIVE FREE CASH FLOW PERFORMANCE TARGET

1. In this Schedule, unless the context otherwise requires, the following words and expressions shall have the following meanings, namely:

CUMULATIVE FCF means the aggregate cumulative amount of Free Cash Flow over the Test Period, expressed in pence per Share;

FREE CASH FLOW means the operating cash flow of the Company (expressed on a per Share basis), as stated in the Company's accounts for each relevant Financial Year, less tax liabilities on operating activities and interest paid (subject to adjustment under paragraph 6 below);

FINANCIAL YEAR means an accounting reference period as defined in accordance with section 224 of the Companies Act 1985; and

TEST PERIOD means, in relation to any Restricted Stock, the period of three consecutive Financial Years commencing with the Financial Year starting immediately before the Date of Grant of the relevant Restricted Stock.

2. When granting any Restricted Stock which is subject to the performance target contained in this Schedule, the Committee shall specify (and notify to the Participant) the Threshold and Target levels of Cumulative FCF for the Test Period that shall apply to the Restricted Stock.

3. At the end of the Test Period, or as soon as is reasonably practicable thereafter, the Committee shall calculate Cumulative FCF for the Test Period.

4. Where a Financial Year within the Test Period is greater than or less than one calendar year, Cumulative FCF shall be adjusted proportionately upwards or downwards as appropriate in order to secure that this performance target is calculated in a consistent manner.

5. An Award of Restricted Stock shall vest to the extent of the percentage in the right-hand column below according to Cumulative FCF achieved for the relevant Test Period, as indicated in the left-hand column below (but, for the avoidance of doubt, the remainder of the Award shall not vest and shall lapse in respect of the Shares comprised in the unvested portion):

        CUMULATIVE FCF             PERCENTAGE OF RESTRICTED STOCK WHICH VESTS

At or above Target Cumulative FCF 100% of Shares comprised in Restricted Stock

At Threshold Cumulative FCF       50% of Shares comprised in Restricted Stock

Below Threshold Cumulative FCF    0% of Shares comprised in Restricted Stock

6. An Award of Restricted Stock may be exercised on a straight-line basis where Cumulative FCF is between the Threshold and Target levels.

7. In the event of a major revision to the Company's long-term capital expenditure plans or material acquisitions or disposals of businesses by the Company, the Committee may adjust Free Cash Flow in order to achieve year-on-year comparability.

8. The performance target set out in this Schedule may be calculated at an earlier date than that set out in paragraph 3 above if any event set out in rule 9 of the Plan applies. In such circumstances the performance target shall be calculated in accordance with the relevant sub-rule within rule 9 which is applicable.

9. As soon as practicable following determination of the performance target, the Committee shall notify the Participant of the extent to which (if at all) the Award of Restricted Stock is exercisable.

                                   APPENDIX 1

                   UK INLAND REVENUE APPROVED PART OF THE PLAN

For any Executive to whom the Committee wishes to grant Stock Options under an Inland Revenue approved Plan, the following provisions shall apply:

(A) All the provisions of the Plan shall apply to the grant of Stock Options under this Appendix subject to the modifications contained in the following paragraphs.

(B)   The definition of EXECUTIVE shall be construed so that:

            (i) no Stock Option may be granted under this Appendix to a director of any member of the Group unless such director is required to devote not less than 25 hours per week to the affairs of the Group; and

            (ii) no Stock Option may be granted under this Appendix to an Executive who is ineligible to participate in the Plan by virtue of paragraph 9 of Schedule 4 to ITEPA.

(C)   The definition of SHARES shall be subject to the conditions that:

            (i) they comprise ordinary shares in the capital of the Company (and not ADSs); and

            (ii)  they satisfy paragraphs 16 to 20 of Schedule 4 to ITEPA.

(D)   Rule 2.3 shall not apply to a Stock Option granted under this Appendix.

(E)   A new rule 4.3 shall be inserted as follows:

      "4.3 Notwithstanding any other provision of these rules, no Executive shall be granted a Stock Option which would, at the proposed Date of Grant, cause the aggregate of the market values (determined at their date of grant (in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992)) of subsisting Stock Options held by him pursuant to a grant under this Appendix and subsisting options held by him under any Associated Plan, to exceed (pound)30,000 (or such other amount as shall be specified under paragraph 6 of Schedule 4 of ITEPA from time to time)."

For the purposes of this paragraph (E) ASSOCIATED PLAN means any Share Option Plan (other than the Plan) approved under Schedule 4 to ITEPA (but excluding any savings-related share option scheme) and established by the Company or an associated company of the Company within the meaning of section 416 of the Income and Corporation Taxes Act.

(F) Any performance condition imposed under rule 5.2, which applies after the grant of the Stock Option, must be objective and must be approved in advance of the date of grant by the Inland Revenue.

(G) Where Stock Options are granted in Option Tranches under rules 5.3 or 5.4, the Committee may grant such Option Tranches as it thinks fit (if any) under this Appendix.

(H) For the purposes of rule 5.6, exercise of a Stock Option granted under this Appendix shall not be effective unless and until the Company has received payment for the Shares.

(I)   A new Rule 5.8 shall be inserted as follows:

(a) In respect of a Stock Option granted under this Appendix before [DATE](1) 2003, if a Tax Liability arises on the exercise of that Stock Option and at the time of exercise the Company either has not received the amount of such Tax Liability from the Participant or the Participant has not arranged another method of payment acceptable to the Company, then the Participant shall authorise the Company to sell or procure the sale of sufficient Shares acquired on the exercise of the Stock Option to satisfy such Tax Liability and to use the proceeds of such sale for the purposes of discharging the Tax Liability.

      For the purposes of this clause, a TAX LIABILITY arises where any current or former member of the Group is obliged to (or would suffer a disadvantage if it were not to) account for any taxation and employee's national insurance contributions for which the optionholder is liable by virtue of the exercise of the Stock Option.

(b) A Stock Option granted under this Appendix on or after [DATE] 2003 may be granted subject to such conditions of exercise for payment of income tax, employees' national insurance contributions and employer's national insurance contributions liability as the Committee may determine (including the right to sell on the Participant's behalf sufficient Shares to satisfy any liability to taxation or employee national insurance contributions or employer national insurance contributions) and if any condition is imposed relating to the assumption, payment or reimbursement by the Participant of employer's national insurance contributions liability, such conditions shall comply with any applicable legislation or regulations and the Committee shall be entitled to waive in whole or in part the Participant's obligation in respect of such liability.

(J) Any Stock Option granted under this Appendix may only be exercised by a Participant who is not ineligible to participate in the Plan by virtue of paragraph 9 of Schedule 4 to ITEPA.

(K) Rule 8 shall be construed so that all Stock Options granted under this Appendix shall be exercisable in full for a period of one year following the date of death (and shall then lapse).

---------------
(1) [DATE] - to insert the later of (1) the date on which the amendment is adopted by the Company and (2) the date on which the amendment is approved by the Inland Revenue

(L) Rule 9.6 shall not apply to a new Stock Option granted under this Appendix following an event specified in rule 9.1 or 9.3. Instead a new rule 9.6 shall be inserted as follows:

      "9.6A If any company (the ACQUIRING COMPANY):

      (a)   obtains Control of the Company as a result of making:

            (i) a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the acquiring company will have Control of the Company; or

            (ii)  a general offer to acquire all the Shares; or

      (b) obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under section 425 of the Companies Act 1985; or

      (c) becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of that Act,

      each Participant may at any time within the appropriate period (which expression shall be construed in accordance with paragraph 26(3) of
      Schedule 4 to ITEPA), by agreement with the acquiring company, release any Stock Option which has not lapsed (the OLD OPTION) in consideration of the grant to him of an option (the NEW OPTION) which (in accordance with rule 9.6B below) is equivalent to the old option but relates to shares in a different company (whether the acquiring company itself or another company falling within paragraph 16(b) or (c) of Schedule 4) (the NEW GRANTOR).

      9.6B The new option shall not be regarded for the purposes of rule 9.6A as equivalent to the old option unless the conditions set out in paragraphs 16 to 20 of Schedule 4 to ITEPA are satisfied and, in relation to the new option, the provisions of the Scheme shall be construed as if:

      (a) the new option were an option granted under the Scheme at the same time as the old option;

      (b) references to the COMPANY in rules 7 to 13 and 15 and in the definition of GROUP were references to the new grantor;

      (c) references to the COMMITTEE in rules 7 to 13 and 15 were references to the remuneration committee of the new grantor;

      (d)   references to SHARES were references to shares in the new grantor;
            and

      (e) any performance condition imposed under rule 5.2, which applies after the grant of the Stock Option, has been satisfied."

(M) Rule 10(ii) shall not apply to a Stock Option granted under this Appendix. In construing rule 10(i) for the purposes of this Appendix the words "or reserves" shall be deleted therefrom, and no adjustment pursuant to rule 10(i) in relation to a Stock Option granted under this Appendix shall take effect without the prior approval of the Inland Revenue.

(N) In addition to its powers under rule 14.1(b), the Committee may make such amendments to this Appendix as are necessary or desirable to obtain or maintain Inland Revenue approval of this Appendix.

(O) At a time when this Appendix is approved by the Inland Revenue, and if such approved status is to be maintained, no amendment to the rules of the Plan or this Appendix which amounts to an amendment to a key feature of [the Plan or] this Appendix for the purposes of Schedule 4 to ITEPA may take effect as regards this Appendix without the prior approval of the Inland Revenue (and if such approved status is not to be maintained, the Company shall notify the Inland Revenue of the relevant amendment).

                                   APPENDIX 2

                         UNITED STATES PART OF THE PLAN

For any Executive whose remuneration is (or, at the time of Stock Option exercise, is likely to be) subject to taxation in the United States of America and to whom the Committee wishes to grant Stock Options under this Plan, the following provisions shall apply:

(A) All the provisions of the Plan shall apply to the grant of Stock Options subject to the modifications contained in the following paragraphs.

(B) A Stock Option granted under this Appendix to an Executive shall be either an Incentive Stock Option or a Non-Qualified Stock Option, as determined by the Committee; provided that the number of Shares issued or transferred pursuant to the exercise of Incentive Stock Options shall not, in the aggregate, exceed 40 million Shares. The number of Shares available for issuance pursuant to the preceding sentence shall be subject to appropriate adjustment upon the occurrence of any event described in rule 10.

      For the purposes of this Appendix:

            (i) INCENTIVE STOCK OPTION means a Stock Option which, at the Date of Grant, qualifies as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the CODE), and is designated by the Committee as such; and

            (ii) NON-QUALIFIED STOCK OPTION means a Stock Option which is not an Incentive Stock Option.

(C) In the case of any Incentive Stock Option granted to any person who owns more than 10% of the Shares for purposes of Section 422(b)(6) of the Code, the definition of OPTION EXERCISE PRICE in Rule 1.1 shall be modified by inserting "110% of" immediately prior to the words "Share Price on the Date of Grant", and the definition of OPTION PERIOD shall be modified by replacing "tenth" with "fifth".

(D) In relation to the grant of Incentive Stock Options a new rule 4.2A shall apply as follows:

      "4.2A The United States dollar equivalent of the aggregate fair market value (determined as of the date the Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under the Plan or any other Executive Plan) may not exceed $100,000; provided, that if the grant of any Incentive Stock Option shall exceed such limit, the excess shall be treated as a Non-Qualified Stock Option. In determining whether, and to what extent, the grant of an Incentive Stock Option exceeds such limit, Incentive Stock Options shall be taken into account in the order in which they are granted. The Committee shall determine the United States dollar equivalent of the aggregate fair market value of the Shares on such good faith basis as they consider appropriate."

(E) Rule 7.2 shall be modified by deleting subrule (b) therefrom (in the case of both Stock Options and Restricted Stock), and, in the case of any Incentive Stock Option, replacing "six months" with "three months" in subrule (i) (except where cessation of employment is by reason of disability within the meaning of Section 22(e)(3) of the Code). A Stock Option which loses its status as an Incentive Stock Option at the end of the three month period referred to in the preceding sentence shall nevertheless continue to be exercisable as a Non-Qualified Stock Option for any longer period specified in these rules.

(F) If Shares acquired by exercise of an Incentive Stock Option are sold or otherwise disposed of within two years after the date of grant of the Incentive Stock Option or within one year after the transfer of such Shares to the Participant, the holder of the Shares immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require in order to secure any deduction then available against the Company's or any other corporation's taxable income.

(G) For the purposes of this Appendix, any provisions of the Plan which are superseded by or otherwise inconsistent with the provisions of this Appendix as applied to an Executive who is employed or remunerated in the United States shall have no effect.

                                APPENDIX - FRANCE

This Appendix is supplemental to the Pearson Long Term Incentive Plan (the
PLAN).

The rules of the Plan, in relation to any right granted to a person who is resident for tax purposes in France, shall apply with the modifications set out below:

1.    The definition of SUBSIDIARY shall be replaced with:

      "SUBSIDIARY means a company which is under the Control of the Company and a subsidiary of the Company within the meaning of Section 736 of the Companies Act 1985 and being a company in which the Company holds, directly or indirectly, at least 10% of the share capital."

2.    The following proviso shall be added to the definition of OPTION VESTING
      DATE:

      "Provided that the Option Vesting Date shall not be earlier than the fourth anniversary of the Date of Grant of a Stock Option Award".

3.    Rules 5.3 and 5.4 shall not apply.

4. The following proviso shall be added to the definition of OPTION EXERCISE PRICE::

"Provided that:

(a) in relation to Stock Options to subscribe for new Shares that are granted to Participants resident in France, the Option Exercise Price, at the date the Stock Option is granted, shall not be less than 80% of the average middle market quotation for a Share on the London Stock Exchange (as derived from the Daily Official List) for the 20 days in which dealings in Shares took place preceding the day on which the Stock Option is granted; and

(b) in relation to Stock Options to acquire existing Shares that are granted to Participants resident in France, the Option Exercise Price, at the date the Stock Option is granted, shall not be less than the lower of (i) 80% of the average middle market quotation for a Share on the London Stock Exchange (as derived from the Daily Official List) for the 20 days in which dealings in Shares took place preceding the day on which the Stock Option is granted, and (ii) 80% of the average middle acquisition price of Shares acquired by the Company for the purpose of granting Stock Options and held by the Company for the same purpose as the date the Stock Option is granted."

5. In applying rule 7.2 to any Stock Option which is not already exercisable at the date of cessation of employment, sub-paragraphs (b), (c) and (d) shall be disapplied, and the right of exercise in sub-paragraph (a) shall be restricted to circumstances of disability (and such of the events specified in rule 7.2A below as qualify under French law for favourable tax treatment for Stock Options prior to the fourth anniversary of grant).

6.    A new rule 7.2A shall be inserted as follows:

"7.2A Where a Participant ceases, before the date on which a Stock Option becomes exercisable, to be an employee of a member of the Group by reason of:

(a)   injury, ill-health or redundancy (as determined by the Committee);

(b) retirement at or after the date on which he or she is bound to retire under his or her contract of employment;

(c)   his or her employing company or business ceasing to be part of the Group;
      or

(d)   any other reason if the Committee so decides in its absolute discretion then, unless the exercise of that Stock Option qualifies under French law for favourable tax treatment in any event (in which case rule 7.2 applies), that Stock Option may only be exercised within the period of six months following the Option Vesting Date, and will then lapse PROVIDED THAT the Committee may specify a later date (not being later than the expiry of the Option Period) on which the Stock Option shall lapse."